Exhibit 10.5

International Paper Company
Notice of Award under the Recognition Award Plan

Recognition Award - Restricted Stock Units (RA-RSUs)
Stock Settled
###PARTICIPANT_NAME###
###HOME_ADDRESS###

THIS CERTIFIES THAT, effective ###DATE###, the Management Development and Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of International Paper Company (the “Company”) has authorized the grant (the “Award”) of time-based restricted stock units (the “Restricted Stock Units” or “RSUs”) to ###PARTICIPANT_NAME### (the “Participant”) under the terms and conditions of the International Paper Company 2024 Long-Term Incentive Compensation Plan (the “Plan”). The Award is subject to the terms and conditions (the “Terms and Conditions”) herein.

Date of Award:     ###DATE###
Number of Units:            ###TOTAL_AWARDS###
Full Restriction Period:    ###DATE### through ###DATE###
Vesting Date:    ###DATE###

The Committee has approved the target number of RSUs for this Award, which is ###TOTAL_AWARDS###. The RSUs will remain restricted until fully vested on the vesting date denoted above and will be settled in shares of Company common stock.

Terms not otherwise defined in this certificate have the meaning assigned to them in the Plan. In the event of any inconsistency between the Terms and Conditions and the provisions of the Plan, the Plan will govern. By accepting this Award, the Participant acknowledges receipt of a copy of the Company’s LTIP prospectus relating to this Award, represents that he or she is familiar with the terms and conditions of the Plan and agrees to accept this Award subject to all the terms and conditions of the Plan and of the Award.

IN WITNESS WHEREOF, the Company has caused this Award to be executed by its duly authorized officer as of the ###DATE###.

International Paper Company

Andrew K. Silvernail
Chairman of the Board and Chief Executive Officer

Exhibit 10.5
TERMS AND CONDITIONS OF RECOGNITION AWARD - RESTRICTED STOCK UNITS AWARD (STOCK SETTLED)

This Restricted Stock Units Award agreement is made between you, the Participant, and International Paper Company, a New York corporation (the “Company”), by direction of the Senior Vice President – Human Resources and Corporate Affairs. This award (the “Award”) is subject to the provisions of the Company’s 2024 Long-Term Incentive Compensation Plan (the “Plan”). Terms not otherwise defined herein have the meaning assigned to them in the Plan. This Award agreement serves as your acceptance of the Award and the terms and conditions described in this Award agreement. You should review all the provisions in Part A below and also the provisions in Part B below that are specific to any jurisdiction that may be applicable to you. Part B prevails in the event of any inconsistency with any other documents or communications relating to your participation in the Plan.

Part A: General Provisions

1.Compliance with Laws and Regulations. It is intended that this Award, and any securities issued pursuant to this Award, will comply with all provisions of federal and applicable state securities laws.
2.Restricted Stock Units.
(a)All restricted stock units issued under this Award will be contingently awarded with respect to the specific vesting period (the “Vesting Period”) as described in the Award Certificate set forth herein. The restricted stock units will vest on the date specified in the Award Certificate (the “Vesting Date”). The restricted stock units may not be sold, transferred, pledged or assigned at any time.
(b)Except as provided in paragraph 4 below, payout of an Award is contingent solely upon the passage of time and your continued service with the Company through the Vesting Date, and not on Company or individual performance.
(c)All dividend equivalent units accrued during the Vesting Period will be reinvested in additional restricted stock units (which will be allocated to the same Vesting Period and will be subject to the same terms and conditions as the original Award).
3.    Payment of Withholding Taxes. Generally, to pay withholding taxes due on an Award upon payout, the Company will reduce the number of restricted stock units paid to you by an amount sufficient to pay the minimum statutorily required withholding taxes.
4.    Method of Determining Actual Award and Removal of Restrictions.
(a)As soon as reasonably practicable after the Vesting Date (but in no event later than 30 days thereafter), the number of restricted stock units that have vested under this Award will be determined and you will receive, in settlement of the Award, a number of unrestricted shares of Company common stock equal to the number of restricted stock units that vest.
(b)You will receive accelerated vesting of all outstanding restricted stock units underlying this Award upon a termination of employment for the following events: (i) death or (ii) Disability. In these events, all unvested restricted stock units will accelerate and you (or, if applicable, your beneficiary or estate) will receive a number of unrestricted shares of Company common stock equal to the number of restricted stock units that would have vested upon the Vesting Date. Such restricted stock units will be settled, and the Company common stock delivered to you as soon as reasonably practicable following the date of your termination of employment due to death or Disability (but in no event later than 30 days thereafter).
(c)You will receive a prorated, accelerated vesting of all outstanding restricted stock units underlying this Award upon termination of employment in connection with a divestiture made by the Company or upon an elimination of position by the Company. Your award will be prorated based upon your months of service prior to your termination and will vest immediately and will be settled in shares of our common

Exhibit 10.5
stock or an equivalent value in cash, as applicable, as soon as reasonably practicable following the date of your termination of employment.
(d)Your Award will be forfeited and cancelled if you cease to be an active employee of the Company prior to the Vesting Date for any reason other than death, Disability, or termination due to a divestiture made by the Company or upon an elimination of position by the Company.
(e)In the event of a Change of Control of the Company, the Award will be treated as described in the Plan.
(f)In the event the Company‘s financial statements are required to be restated as a result of errors, omissions or fraud, the Company may recover all or a portion of the Award with respect to any fiscal year of the Company during the Vesting Period the financial results of which are negatively affected by such restatement. Additional mandatory clawback provisions apply to current and former executive officers, as defined in the Company’s Clawback Policy.
5.    Changes in Stock. In the event of any stock dividend, split, reclassification or other analogous change in capitalization, or any distribution (other than regular cash dividends) to holders of the Company’s common stock, the Committee will make such adjustments, if any, as it deems to be equitable in the number of restricted stock units awarded to you, in accordance with administrative guidelines.
6.    Other Terms and Conditions.
(a)You acknowledge that you have read, understood and agree with the Plan, this award agreement and any jurisdiction-specific notices in Part B below that may be applicable to you.
(b)The Board or the Committee may, at any time and from time to time, amend, modify or terminate the Plan without shareowner approval, subject to certain limitations described in the Plan. Further, the granting of an Award is discretionary by the Company. The Company may change the eligibility or other provisions of the Plan with Committee approval at any time.
(c)You (or, if applicable, your estate or beneficiary) will promptly provide all information related to this Award that is requested by the Company for its tax returns.
(d)You (and your surviving spouse, beneficiary, executor, administrator, heirs, successors or assigns) hereby agree to accept as binding, conclusive and final all decisions that are made by the Committee with respect to interpretations of the terms and conditions of the Plan or this Award and with respect to any questions or disputes arising under the Plan or this Award.
(e)Participation in the Plan and receipt of this Award will not give you any right to a subsequent award, or any right to continued employment by the Company for any period, nor will the granting of an Award give the Company any right to your continued services for any period. You understand that this Award is in addition to, and not a part of, your annual salary.
(f)You agree that if execution of one of more restrictive covenant agreements is required, this Award will be contingent upon your execution of such agreement(s).
(g)This Award is intended to be exempt from Section 409A of the Internal Revenue Code of 1986, as amended (“Section 409A”), and will be interpreted in accordance with such intent.
(h)Eligibility to participate in the Plan, and any subsequent offers and participation, are not intended to constitute a public offer in any jurisdiction.
(i)The Plan is offered and administered by the Company and not by your employing entity (if different). All Plan documents, and any links by which you may access these documents, originate from and are maintained by the Company.
(j)All Plan documents may be communicated and stored electronically using means that are secure, private and accessible to the relevant parties. You consent to the sole use of electronic communications (including, without limitation, offer and acceptance) in connection with the Plan.
(k)You acknowledge that your personal data will be processed in accordance with the data privacy policy, notice and/or agreement that is applicable to you in connection with your employment or service.
(l)You accept that the Plan documents, including all related communications, may be in the English language only and it is possible that no translated or interpreted versions will be provided. The English versions of such documents will always prevail in the event of any inconsistency with translated or

Exhibit 10.5
interpreted documents. You agree that you are responsible for ensuring that you fully understand the Plan documents.
(m)If you are a mobile employee, meaning that you are based in different jurisdictions during the course of your employment and/or your participation in the Plan or you are, or may be, subject to tax in more than one jurisdiction, you are strongly encouraged to inform the Company and to consult your personal tax adviser(s) regarding the tax treatment of the Award.
(n)The Award and related benefits under the Plan are in no way secured, guaranteed or warranted by the Company or any Affiliate and participation in the Plan involves certain risks. You should exercise caution in relation to Plan offers and/or participation. You should obtain independent professional advice if you are in doubt about any of the contents of the Plan documents and before taking actions in relation to the Plan.
(o)You acknowledge that there is a risk that Shares may fall or rise in value. Market forces may impact the price of Shares and, in the worst case, the market value of the Shares subject to your RSUs may become zero. You agree that neither the Company nor any Affiliate is liable for any loss due to movements in Share value.
(p)If Shares are traded in a currency that is not the currency of your jurisdiction, the value of the Shares to you may also be affected by movements in the exchange rate. There may also be an exchange rate risk in relation to any Plan-related currency that is not the currency of your jurisdiction. You agree that neither the Company nor any Affiliate is liable for any loss due to movements in the exchange rate or any charges imposed in relation to the conversion or transfer of currency.
(q)You acknowledge that rules on dealing notification, insider trading and market abuse (including the terms of the Company’s Insider Trading Policy) may from time to time apply to the Award and related benefits and may prohibit or delay actions or decisions in relation to such payments or benefits. You agree that you are solely responsible for compliance with such rules and that neither the Company nor any Affiliate is liable for any loss due to such rules or for any breaches of such rules by you.
(r)Under local exchange controls, currency controls or foreign asset reporting requirements, you may be subject to certain notification, approval and/or repatriation obligations with respect to Shares and any funds you may transfer or receive in connection with the Plan. Among other things, such aforementioned obligations may affect your ability to hold Shares, bring Shares into your jurisdiction, reinvest dividends and receive any applicable dividends or dividend equivalents, Share sale proceeds and other payments in a local or foreign account. You may further be subject to local securities law and/or exchange control restrictions and other obligations in the event of a resale of Shares. You agree that you are solely responsible for ensuring compliance with any such obligations that may apply to you in connection with the Plan, and the Company recommends that you obtain independent professional advice in this regard. In the event that you fail to comply with any such obligations, you agree that neither the Company nor any Affiliate is liable in any way for resulting fines or other penalties.

Exhibit 10.5

Part B: Provisions Applicable to Particular Jurisdictions

You will be subject to the provisions set out below where the laws of the relevant jurisdiction apply to you.

CERTAIN EUROPEAN UNION JURISDICTIONS
(BELGIUM, CZECHIA, DENMARK, FRANCE, GERMANY, HUNGARY, ITALY, LUXEMBOURG, NETHERLANDS, SPAIN, SWEDEN)

Securities laws

This offer is being made to selected employees as part of an employee incentive program in order to provide an additional incentive and to encourage employee share ownership and to increase your interest in the success of the Company. The company offering these rights is the International Paper Company. The shares which are the subject of these rights are new or existing Shares and information on the total maximum number of Shares which can be offered under the Plan can be found in Article 5.1 of the Plan, entitled Number of Shares. More information in relation to the Company, including the Share price, can be found at the following web address: https://www.internationalpaper.com/investors.

Details of this offer can be found in the Plan and this award agreement.

The obligation to publish a prospectus does not apply because of Article 1(4)(i) of the EU Prospectus Regulation.

AUSTRIA
Securities laws

This offer is being made on ###OFFER DATE### to selected employees as part of an employee incentive program in order to provide an additional incentive and to encourage employee share ownership and to increase your interest in the success of the Company. The company offering these rights is International Paper Company. The shares which are the subject of these rights are new or existing Shares, and information on the total maximum number of Shares which can be offered under the Plan can be found in Article 5.1 of the Plan, entitled Number of Shares, of which the number offered to you is stated on the first page of this award agreement. The grant of the Award to you is made for no cost. More information in relation to the Company, including the Share price, the latest published financial statements as well as any publications made in compliance with disclosure requirements applicable to the Company within the previous 12 months can be found at the following web address: https://www.internationalpaper.com/investors.

Details of the offer, including information on the nature of the security, the associated rights, risks and applicable restrictions in connection with the issuance of the securities can be found in the Plan and this award agreement. The documents have been drafted pursuant to Article 1(4)(i) of the EU Prospectus Regulation as well as article 4 of the Mindestinhalts-, Veröffentlichungs- und Sprachenverordnung 2019 issued by the Austrian Financial Markets Authority.

The obligation to publish a prospectus does not apply because of Article 1(4)(i) of the EU Prospectus Regulation.

Exhibit 10.5

CANADA
Securities laws

By accepting this Award, you represent and warrant to the Company that your participation in the Plan is voluntary and that you have not been induced to participate by expectation of engagement, appointment, employment, continued engagement, continued appointment or continued employment, as applicable.

Resale restrictions

In addition to any restrictions on resale and transfer noted in the Plan documents, Shares acquired pursuant to the Plan will be subject to certain restrictions on resale imposed by Canadian provincial securities laws (in general, participants in the offering who are resident in Canada may not resell their shares to Canadian purchasers). Accordingly, prospective participants are encouraged to seek legal advice prior to any resale of such shares.

Settlement of the Award

Notwithstanding any term in the Plan documents, this Award, granted to you as a Canadian-resident participant, shall only be settled in newly issued Shares or treasury Shares, and not in cash or any other property.

CHILE
Securities laws

Neither International Paper Company, the Plan nor the Shares have been registered in the Securities Registry (Registro de Valores) or in the Foreign Securities Registry (Registro de Valores Extranjeros) of the Chilean Commission for the Financial Market (CMF) (Comisión para el Mercado Financiero de Chile) and they are not subject to the control of the CMF. The Plan is ruled by General Regulation 336. As the Shares are not registered, the issuer has no obligation under Chilean law to deliver public information regarding the Shares in Chile. The Shares cannot be publicly offered in Chile unless they are registered with the CMF. The commencement date of the offer is ###OFFER DATE###.
Ni International Paper Company, ni el Plan ni las Acciones han sido registradas en el Registro de Valores o en el Registro de Valores Extranjeros que lleva la Comisión para el Mercado Financiero de Chile (CMF) y ninguno de ellos está sujeto a la fiscalización de la CMF. Esta oferta de Acciones se acoge a la Norma de Carácter General 336. Por tratarse de valores no inscritos, el emisor de las Acciones no tiene obligación bajo la ley chilena de entregar en Chile información pública acerca de las Acciones. Las Acciones no pueden ser ofrecidas públicamente en Chile en tanto éstas no se inscriban en el Registro de Valores correspondiente. Se informa que la fecha de inicio de la presente oferta es el ###OFFER DATE###.

CROATIA

No jurisdiction-specific provisions apply.

Exhibit 10.5
HONG KONG
Securities laws

The contents of this document have not been reviewed by any regulatory authority in Hong Kong. You are advised to exercise caution in relation to the offer. If you are in any doubt about any of the contents of this document, you should obtain independent professional advice.

This offer of the Plan (the "Offer") is strictly private and only available to eligible employees of International Paper Asia Limited. The Offer has also not been approved by the Securities and Futures Commission in Hong Kong and it should not be made in whole or in part to the public or any third-party.

The Award may not be transferred or assigned, except as expressly permitted by the Company in writing.

MEXICO
Securities laws

The Shares underlying your Award have not been registered with the National Register of Securities maintained by the Mexican Banking and Securities Commission and may not be offered or sold publicly in Mexico. The Plan documents may not be publicly distributed in Mexico. These materials are addressed to you only because of your existing labor relationship with the International Paper Company group and may not be reproduced or copied in any form. The offer contained in these materials is addressed solely to the present employees of the International Paper Company group in Mexico and any rights under the Plan may not be assigned or transferred. The Shares underlying your Award will be offered pursuant to a private placement exception under the Mexican Securities Law.

POLAND
Securities laws

The obligation to publish a prospectus does not apply because of Article 1(4)(b) of the EU Prospectus Regulation.

PORTUGAL
Securities laws

The obligation to publish a prospectus does not apply because of Article 1(4)(b) of the EU Prospectus Regulation.

SWITZERLAND
No jurisdiction-specific provisions apply.

UNITED KINGDOM
Securities laws

This offer is being made to selected employees as part of an employee incentive program in order to provide an additional incentive and to encourage employee share ownership and to increase your interest in the success of the Company. The company offering these rights is the International Paper Company. The Shares

Exhibit 10.5
which are the subject of these rights are new or existing Shares. More information in relation to the Company, including the Share price, can be found at the following web address: https://www.internationalpaper.com/investors.

Details of the offer can be found in the Plan and this award agreement.

The obligation to publish a prospectus does not apply because of Section 86(1)(aa) of the Financial Services and Markets Act 2000 (as amended, supplemented or substituted by any UK legislation enacted in connection with the UK’s exit from the European Union). Information on the total maximum number of Shares which can be offered under the Plan can be found in Article 5.1 of the Plan, entitled Number of Shares.

Nothing in the terms of the Award or any communication issued to you in connection with the Award is intended to constitute investment advice in relation to the Award. If you are in any doubt as to whether to proceed in participating in this Plan or in connection with your own financial or tax position, you are recommended to seek advice from a duly authorized independent adviser.

Retirement

Notwithstanding any term in the Plan documents, if you are a UK-resident participant, your retirement eligibility for the purposes of this award agreement will be determined by agreement with your employer in accordance with any retirement policy that is applicable to you.